FOR IMMEDIATE RELEASE	For More Information Contact:
Dena M. Hall
Vice President
(413) 787-1700

UNITED FINANCIAL BANCORP, INC. ANNOUNCES EARNINGS AND DECLARES
QUARTERLY CASH DIVIDEND

WEST SPRINGFIELD, MA—April 27, 2006—United Financial Bancorp, Inc. (the “Company”) (NASDAQ:UBNK), the holding company for United Bank (the “Bank”), reported net income of $1.4 million, or $0.08 per basic and diluted share, for the quarter ended March 31, 2006. Net income for the same period in 2005 was also $1.4 million; earnings per share information was not applicable as the Company’s initial public offering was consummated in July 2005. The Company also announced a quarterly cash dividend of $.05 per share payable on May 23, 2006 to shareholders of record as of May 9, 2006. After giving effect to the waiver of receipt of dividends paid on shares owned by United Mutual Holding Company, the Company’s mutual holding company, dividend payout ratio will be approximately 30% of the first quarter 2006 earnings.

“Our performance this quarter reflects steady loan and deposit growth, expansion in non-interest income and strong asset quality despite a somewhat challenging interest rate environment,” said Richard B. Collins, President and Chief Executive Officer. “We made great strides in the execution of our strategic plan with the acquisition of the Levine Financial Group based in Northampton, Massachusetts, which added $88 million in assets under management to our Financial Services Division; our plans to open new full service branches in Northampton, MA and Westfield, MA later this year; and the addition of a new experienced lender to our commercial banking team. We remain focused on growing our franchise and enhancing shareholder value,” he said.

Total assets increased to $947.6 million at March 31, 2006 from $906.5 million at December 31, 2005, an increase of 4.5%. This increase reflected a $10.5 million increase in net loans coupled with a $37.0 million increase in cash and cash equivalents, and a $6.0 million decrease in securities. This growth was funded by increases in total deposits of $36.0 million and advances from the Federal Home Loan Bank of Boston of $10.7 million.

Financial Highlights Include:

•
For the period ended March 31, 2006, growth in net loans consisted of a $3.7 million increase in residential mortgages, a $4.5 million increase in commercial real estate loans and a $1.9 million increase in consumer loans.

•
Asset quality remained strong with delinquencies at .26% of total loans and non-performing assets at .18% of total assets at March 31, 2006 compared to .27% and .37%, respectively, at December 31, 2005. At March 31, 2006 the allowance for loan losses amounted to $6.6 million. This represented 1.02% of total loans. This is a slight increase from 1.00% which existed at December 31, 2005.

•
Deposits were $685.8 million at March 31, 2006, compared to $653.6 million at December 31, 2005. For the three-month period ended March 31, 2006, interest bearing accounts grew by 5.8%, reflecting increased marketing and promotional activity in an effort to attract new customers and retain existing funds on deposit.

•
Net interest income before provision for loan losses for the three-month period ended March 31, 2006 grew to $6.9 million from $6.3 million at December 31, 2005. Net interest margin was 3.10% for the three-month period ended March 31, 2006 compared to 3.19% for the three-month period ended December 31, 2005 and 3.34% for the three-month period ended March 31, 2005.

•
Non-interest income increased $141,000, or 11.6%, for the three months ended March 31, 2006 compared to the same period last year, reflecting growth in fee income on deposit accounts. For the three months ended March 31, 2006, non-interest income was $1.4 million, compared to $1.2 million for the same period ended March 31, 2005.

•
Non-interest expense increased 17.1% to $5.9 million for the three months ended March 31, 2006 from $5.0 million for the prior year period. The increase included $390,000 in salary and benefits, which included a $95,000 expense related to the Company’s Employee Stock Ownership Plan (ESOP); $63,000 in occupancy costs, $145,000 in professional fees and $246,000 in other operating expenses.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090. The Company’s common stock is traded on the NASDAQ National Market under the symbol UBNK. United Bank provides an array of financial products and services through its 11 branch offices located throughout Western Massachusetts. Through its Financial Services Group and its partnership with NFP Securities, Inc., the Bank is able to offer access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information, please visit www.bankatunited.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CONDITION (unaudited)
(Dollars in thousands)

	March 31,	December 31,
	2006	2005
ASSETS

Cash and due from banks	$16,473	$15,841
Interest bearing deposits	35,942	2
Liquidity and cash funds	385	—
Total cash and cash equivalents	52,800	15,843

Securities available for sale, at fair value	220,485	226,465
Securities to be held to maturity, at amortized cost (fair value $3,298 at March 31, 2006 and $3,298 at December 31, 2005)	3,323	3,325
Loans, net of allowance for loan losses of $6,580 at March 31, 2006 and $6,382 at December 31, 2005	641,008	630,558
Other real estate owned	—	1,602
Accrued interest receivable	4,202	3,928
Deferred tax asset, net	1,494	1,245
Stock in the Federal Home Loan Bank of Boston	6,684	6,588
Banking premises and equipment, net	8,141	8,236
Bank-owned life insurance	6,113	6,031
Other assets	3,319	2,692

TOTAL ASSETS	$947,569	$906,513

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits:
Interest bearing	$593,019	$560,310
Non-interest bearing	92,762	93,301
Total deposits	685,781	653,611

Federal Home Loan Bank of Boston advances	112,542	101,880
Repurchase agreements	6,388	8,434
Escrow funds held for borrowers	1,259	1,129
Accrued expenses and other liabilities	4,307	4,454
Total liabilities	810,277	769,508

Stockholders’ equity:
Preferred stock, par value $0.01 per share, authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.01 per share, authorized 60,000,000 shares; 17,205,995 shares issued at March 31, 2006 and at December 31, 2005	172	172
Paid-in capital	78,460	78,446
Retained earnings	67,928	66,944
Unearned ESOP shares	(6,012)	(6,092)
Accumulated other comprehensive (loss), net of taxes	(3,256)	(2,465)
Total stockholders’ equity	137,292	137,005

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$947,569	$906,513

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Interest and dividend income:
Loans	$9,600	$8,048
Investments	2,305	1,528
Other interest-earning assets	242	140
Total interest and dividend income	12,147	9,716

Interest expense:
Deposits	4,042	2,580
Short-term borrowings	576	268
Long-term debt	621	521
Total interest expense	5,239	3,369

Net interest income before provision for loan losses	6,908	6,347

Provision for loan losses	162	275

Net interest income after provision for loan losses	6,746	6,072

Non-interest income:
Fee income on depositors’ accounts	1,044	903
Income from bank-owned life insurance	81	81
Other income	231	231
Total non-interest income	1,356	1,215

Non-interest expense:
Salaries and benefits	3,029	2,638
Occupancy expenses	403	340
Marketing expenses	415	345
Data processing expenses	730	746
Contributions and sponsorships	31	73
Professional fees	256	111
Other expenses	1,011	764
Total non-interest expense	5,874	5,017

Income before income taxes	2,228	2,270

Income tax expense	873	904

NET INCOME	$1,355	$1,366

Basic and diluted earnings per share	$.08	NA

NA - Not applicable

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
SELECTED RATIOS AND YIELDS (unaudited)
(Annualized)

	Three months ended

	Mar-06	Dec-05	Sep-05	Jun-05	Mar-05

Performance Ratios:
Return on average assets*	0.59%	0.70%	-0.08%	0.77%	0.69%
Return on average equity*	3.93%	4.62%	-0.73%	10.04%	8.67%
Average equity to average interest-earning assets	15.48%	15.61%	10.80%	7.94%	8.30%
Equity to total assets at end of period*	14.49%	15.14%	15.12%	6.81%	7.85%
Average interest-earning assets to average
interest-bearing liabilities	128.95%	129.49%	127.71%	120.33%	119.27%
Total non-interest expense to average total assets*	2.55%	2.57%	3.83%	2.37%	2.56%
Efficiency ratio	71.08%	69.56%	101.06%	68.02%	66.40%

Regulatory Capital Ratios: (United Bank only)
Core capital	11.21%	11.60%	11.35%	6.90%	8.02%
Tangible capital	11.21%	11.60%	11.35%	6.90%	8.02%
Risk-based capital	17.98%	18.30%	18.25%	12.40%	13.03%

Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.18%	0.37%	0.29%	0.30%	0.57%
Non-performing loans as a percent of total loans, gross	0.26%	0.27%	0.43%	0.48%	0.78%
Allowance for loan losses as a percent of total loans, gross	1.02%	1.00%	1.05%	1.05%	1.07%
Allowance for loan losses as a percent of non-performing loans	390.18%	371.91%	246.29%	216.14%	137.46%

Selected Average Yields/Rates
Loans	5.99%	5.92%	5.82%	5.80%	5.61%
Securities	4.06%	3.99%	4.26%	3.85%	3.75%
Total interest earning assets	5.46%	5.37%	5.32%	5.18%	5.12%

Savings accounts	0.82%	0.84%	0.69%	0.63%	0.62%
Money Market/NOW accounts	2.45%	2.20%	1.90%	1.54%	1.30%
Certificates of deposit	3.71%	3.43%	3.12%	2.95%	2.76%
Federal Home Loan Bank of Boston advances	3.97%	4.15%	3.81%	3.49%	3.48%
Total interest-bearing liabilities	3.04%	2.83%	2.59%	2.31%	2.12%

Average interest rate spread	2.42%	2.54%	2.73%	2.87%	3.00%
Net interest margin	3.10%	3.19%	3.34%	2.97%	3.34%

*For the three months ended September 30, 2005, exclusive of the contribution to the United Charitable Foundation, return on average assets, return on average equity, total non-interest expense to average total assets, and efficiency ratio would have been 0.89%, 8.58%, 2.25% and 59.40%, respectively.